IT Management, Inc.

1395 Brickell Avenue, Suite 800

Miami, FL 33131

Form of Lock-Up Agreement

We are delivering this letter to you in connection with the proposed registration statement (the “Registration Statement”), by IT Management, Inc., a Nevada corporation (the “Company”), and certain Selling Security Holders named therein and each of you as initial shareholders of the Company.

You hereby agree that, without the prior written consent of the Company’s board of directors, you will not, directly or indirectly, offer, pledge, lend, sell, contract to sell, grant any option to purchase, purchase any option or contract to sell, make any short sale, request the Company to file a registration statement with respect to, or otherwise dispose of that number of the Lock-Up Shares, provided that:

●	the restrictions set forth above with respect to one-quarter (25.0%) of the Lock-Up Shares will be removed upon the effective date of the Registration Statement;

●	the restrictions set forth above with respect to one-quarter (25.0%) of the Lock-Up Shares will be removed six (6) months after the effective date of the Registration Statement;

●	the restrictions set forth above with respect to on one-quarter (25.0%) of the Lock-Up Shares will be removed one (1) year after the effective date of the Registration Statement; and

●	the restrictions set forth above with respect to on the remaining one-quarter (25.0%) of the Lock-Up Shares will be removed eighteen (18) months after the effective date of the Registration Statement.

You further agrees that you will not take, directly or indirectly, any action designed to or which might reasonably be expected to cause or result, under the Securities Exchange Act of 1934 (the “Exchange Act”), in stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Common Stock to be sold in the offering and has not effected any sales of shares of Common Stock which would be required to be disclosed in response to Item 701 of Regulation S-K.

The foregoing restrictions are expressly agreed to preclude you from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Lock-Up Shares even if someone other than you would dispose of such Lock-Up Shares. Such prohibited hedging or other transactions include without limitation (i) any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Lock-Up Shares or with respect to any security that includes, relates to, or derives any significant part of its value from such Lock-Up Shares, and/or (ii) any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Shares, whether any such swap or transaction is to be settled by delivery of the Lock-up Shares, in cash or otherwise. If for any reason the Registration Statement is not filed or is withdrawn prior to the date it is declared effective (as defined in the Registration Statement), the agreement set forth above shall likewise be terminated.

Notwithstanding the foregoing, you may transfer the Lock-Up Shares without the prior consent of the Company’s board of directors in connection with (i) transfers of the Lock-Up Shares as a bona fide gift, by will or intestacy or to a family member or trust for the benefit of a family member; provided that each donee or distributee shall sign and deliver a lock-up letter substantially in the form of this letter agreement if the transfer occurs during the relevant restricted periods, (ii) transactions relating to other securities acquired from other Sellers after the date hereof, or (iii) transactions relating to other securities acquired in open market transactions after the date hereof.

In addition, you hereby agree and consent to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Lock-Up Shares except in compliance with this letter agreement.

You further understand that this letter agreement is irrevocable and shall be binding upon your heirs, legal representatives, successors and assigns.

By signing below, you hereby represent and warrant that the you have the full power and authority to enter into this letter agreement and that this letter agreement constitutes the legal, valid and binding obligation of yours, enforceable in accordance with its terms. Any of your obligations herein shall be binding upon your successors and assigns from the date first above written.

The laws of the State of Nevada shall govern the letter agreement without giving effect to the principles of conflicts of laws. Any action or proceeding brought by a party to this agreement must be before a Federal or state court in the County of Clark, State of Nevada.

[Signature page follows]

Yours truly,

IT Management, Inc.

By:	/s/ Claude Beauregard
Name:	Claude Beauregard
Title:	Chairman and Chief Executive Officer

Acknowledged and agreed by:

/s/

[Signature Page to Lock-up Agreement]